Exhibit 99

NIC Portal Revenue Grows 11 Percent in First Quarter 2009

OLATHE, Kan.--(BUSINESS WIRE)--May 4, 2009--NIC Inc. (NASDAQ: EGOV) today announced net income of $2.8 million and earnings per share of four cents on total revenues of $27.4 million for the three months ended March 31, 2009. Operating income was $4.7 million in the current quarter, flat year over year. In first quarter 2008, the Company reported net income of $3.0 million and earnings per share of five cents on total revenues of $24.7 million.

Quarterly portal revenues were a record $26.4 million, up 11 percent over first quarter 2008. On a same-state basis, portal revenues grew 10 percent in the first quarter, compared to a 12 percent increase during the same period a year ago. NIC's same-state transaction-based revenues from non-driver record exchange (non-DMV) services rose 31 percent over first quarter 2008 through strong performance from several key applications, including tax filings, vehicle title and registration applications, and the new Alabama state liquor store payment service launched in the fourth quarter of 2008. On a same-state basis, DMV revenues rose two percent in the first quarter of 2009.

“We remain confident in NIC’s ability to grow even in these turbulent times,” said Harry Herington, Chairman of the Board and Chief Executive Officer of NIC.

Selling and administrative expenses were $6.3 million in the current quarter compared to $6.0 million in the first quarter of 2008. As a percentage of portal revenue, selling and administrative expenses were 24 percent in the current quarter compared to 25 percent in the first quarter of 2008.

Interest income for the quarter was approximately $41,000, down from $333,000 in the first quarter of 2008, reflecting lower short-term interest rates on the Company’s cash reserves and funds invested in U.S. Government agencies and direct obligations of the U.S. Treasury.

Cash flow from operations was $5.7 million in the first quarter. At March 31, 2009, NIC’s cash and cash equivalents totaled $46.7 million. On February 27, 2009, NIC used $19.2 million of its cash reserves to pay a $0.30 per share special cash dividend to shareholders.

“First quarter portal revenues and margins were in line with our expectations as our portal business continues to deliver consistent growth,” said Steve Kovzan, Chief Financial Officer of NIC. “We were particularly pleased to see a modest rebound in same-state DMV revenue growth from a weak fourth quarter 2008.”

First Quarter Earnings Call and Webcast Details

Dial-In Information

Monday, May 4, 2009

4:30 p.m. (EDT)

Call bridge:	800-762-8908 (U.S. callers) or 480-629-9039 (international callers)
Call leaders:	Harry Herington, Chairman of the Board and Chief Executive Officer
Steve Kovzan, Chief Financial Officer

Webcast and Podcast Information

To sign in and listen: The Webcast system is available at http://www.nicusa.com/investor.

A replay of the Webcast will be available until 11:00 p.m. (EDT) on August 3, 2009, by visiting http://www.nicusa.com/investor. The conference call replay will also be available via Podcast download by visiting http://www.nicusa.com/investor.

An audio replay of NIC’s first quarter earnings call will be available until 11:00 p.m. (EDT) on May 11 by dialing 1-800-406-7325 and using passcode 4058085. International callers may dial 303-590-3030 and use the aforementioned passcode to access the audio playback.

About NIC

NIC is the nation’s leading provider of official government portals, online services, and secure payment processing solutions. The company’s innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. NIC provides eGovernment solutions for 2,900 federal, state, and local agencies that serve more than 70 million people in the United States. Additional information is available at http://www.nicusa.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include NIC’s financial guidance for the current fiscal year and statements regarding continued implementation of NIC's business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions (including the recent worsening in such conditions) and the other important cautionary statements and risk factors described in NIC's 2008 Annual Report on Form 10-K filed on March 13, 2009, with the Securities and Exchange Commission. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts

	Three months ended
	March 31,
	2009	2008
Revenues:
Portal revenues	$ 26,404	$ 23,796
Software & services revenues	1,006	883
Total revenues	27,410	24,679
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	14,892	12,704
Cost of software & services revenues, exclusive of depreciation & amortization	616	433
Selling & administrative	6,271	5,963
Depreciation & amortization	936	847
Total operating expenses	22,715	19,947
Operating income	4,695	4,732
Other income (expense):
Interest income	41	333
Other expense, net	(1)	(19)
Total other income	40	314
Income before income taxes	4,735	5,046
Income tax provision	1,957	2,058
Net income	$ 2,778	$ 2,988

Basic net income per share	$ 0.04	$ 0.05
Diluted net income per share	$ 0.04	$ 0.05

Weighted average shares outstanding (as Restated)
Basic	62,796	62,119
Diluted	62,844	62,479

Key Financial Metrics:
Revenue growth - outsourced portals	11%	20%
Same state revenue growth - outsourced portals	10%	12%
Recurring portal revenue percentage	91%	91%
Gross profit % - outsourced portals	44%	47%
Selling & administrative as a % of portal revenue	24%	25%
Operating income margin as a % of portal revenue	18%	20%

Portal Revenue Analysis:
DMV transaction-based	$ 12,372	$ 11,978
Non-DMV transaction-based	9,616	7,509
Portal software & services	2,479	2,242
Portal management	1,937	2,067
Total portal revenues	$ 26,404	$ 23,796

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$ 46,690	$ 60,373
Trade accounts receivable	34,935	37,497
Unbilled revenues	428	359
Deferred income taxes, net	3,923	4,293
Prepaid expenses & other current assets	2,330	2,273
Total current assets	88,306	104,795

Property and equipment, net	6,330	6,641
Deferred income taxes, net	5,479	6,727
Other assets	1,277	1,249
Total assets	$ 101,392	$ 119,412

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 40,567	$ 41,792
Accrued expenses	6,974	8,407
Application development contracts	165	202
Other current liabilities	1,115	898
Total current liabilities	48,821	51,299

Other long-term liabilities	769	894
Total liabilities	49,590	52,193

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, no par, 200,000 shares authorized 62,920 and 62,779 shares issued and outstanding	-	-
Additional paid-in capital	136,005	154,200
Accumulated deficit	(84,203)	(86,981)
	51,802	67,219
Total liabilities and shareholders' equity	$ 101,392	$ 119,412

NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional Paid-in Capital
	Common Stock			Accumulated Deficit
	Shares	Amount			Total
Balance, January 1, 2009	62,779	$ -	$ 154,200	$ (86,981)	$ 67,219
Net income	-	-	-	2,778	2,778
Cash dividends on common stock	-	-	(19,150)	-	(19,150)
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings	(15)	-	(78)	-	(78)
Restricted stock vestings	51	-	-	-	-
Stock-based compensation	-	-	568	-	568
Issuance of common stock under employee stock purchase plan	105	-	465	-	465
Balance, March 31, 2009	62,920	$ -	$ 136,005	$ (84,203)	$ 51,802

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three-months Ended
	March 31,
	2009	2008

Cash flows from operating activities:
Net income	$ 2,778	$ 2,988
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation & amortization	936	847
Stock-based compensation expense	568	521
Application development contracts	(37)	(37)
Deferred income taxes	1,618	1,762
Loss on disposal of property and equipment	1	19
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable	2,562	(4,364)
(Increase) decrease in unbilled revenues	(69)	397
(Increase) decrease in prepaid expenses & other current assets	(57)	489
Increase (decrease) in accounts payable	(1,225)	4,180
(Decrease) in accrued expenses	(1,511)	(1,117)
Increase (decrease) in other current liabilities	217	(14)
(Decrease) in other long-term liabilities	(125)	-
Net cash provided by operating activities	5,656	5,671
Cash flows from investing activities:
Purchases of property and equipment	(545)	(1,277)
Capitalized internal use software development costs	(109)	(183)
Purchases of investments	-	(1,000)
Sales and maturities of investments	-	11,650
Net cash (used in) provided by investing activities	(654)	9,190
Cash flows from financing activities:
Cash dividends on common stock	(19,150)	(15,709)
Proceeds from employee common stock purchases	465	280
Proceeds from exercise of employee stock options	-	761
Net cash (used in) financing activities	(18,685)	(14,668)
Net increase (decrease) in cash and cash equivalents	(13,683)	193
Cash and cash equivalents, beginning of period	60,373	38,236
Cash and cash equivalents, end of period	$ 46,690	$ 38,429
Other cash flow information:
Income taxes paid	$ 792	$ 367

CONTACT:
NIC
Nancy Beaton, 913-754-7054
nbeaton@nicusa.com